As filed with the Securities and Exchange Commission on May 19, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

American Virtual Cloud Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	81-24024201
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1720 Peachtree Street, Suite 629
Atlanta, GA 30309
(404) 239-2863

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. King
Chief Financial Officer
American Virtual Cloud Technologies, Inc.
1720 Peachtree Street, Suite 629
Atlanta, GA 30309
(404) 239-2863

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jason T. Simon, Esq.
Greenberg Traurig, LLP
1750 Tysons Boulevard, Suite 1000
McLean, VA 22102
(703) 749-1300

Approximate date of commencement proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder may not sell the securities until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 19, 2022

Prospectus

American Virtual Cloud Technologies, Inc.

120,000,000 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to an aggregate of 120,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of American Virtual Cloud Technologies, Inc. (“AVCT,” “we,” “us” or the “Company”). The shares of Common Stock offered for sale by such selling stockholders consist of shares of Common Stock issuable upon conversion of a senior secured convertible note, in the original principal amount of $12,000,000, issued by the Company on April 19, 2022 (the “Note”), pursuant to a securities purchase agreement, dated as of April 14, 2022 (the “Purchase Agreement”). The Note is convertible into shares of Common Stock at the election of the holder at any time at an initial conversion price of $0.99 (the “Conversion Price”), subject to customary adjustments as discussed in this prospectus. In accordance with the terms of a registration rights agreement with the holder of the Note, dated as of April 19, 2022 (the “Registration Rights Agreement”), this prospectus generally covers the resale of 100% of the maximum number of shares of Common Stock issued or issuable pursuant to the Note, determined as if the outstanding Note were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at $0.10, the “Floor Price” of the Note (as defined in the Note), as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Note may be adjusted, and interest may accrue on the Note if an Event of Default (as defined in the Note) occurs, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.

We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling stockholders. The selling stockholders identified in this prospectus, or their respective transferees, pledgees or donees, or their respective successors, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the shares of Common Stock directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 8. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 6.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. No underwriter or other person has been engaged to facilitate the sale of the shares in this offering. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “AVCT.” The last reported sale price of our Common Stock on May 17, 2022 was $0.39 per share.

Investing in our securities involves certain risks. See the risk factors in our most recent Annual Report on Form 10-K filed on April 15, 2022, as amended, which is incorporated by reference herein, as well as in any other recently filed quarterly or current reports.  We urge you to carefully read this prospectus, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is       , 2022

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

Unless the context otherwise requires, the terms “AVCT,” the “Company,” “we,” “us,” “our” and similar terms used in this prospectus refer to American Virtual Cloud Technologies, Inc.

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission, or SEC. The following discussion should be read in conjunction with the financial statements for the fiscal years ended December 31, 2021 and 2020 and notes incorporated by reference therein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

Any forward-looking statement you read in this prospectus or any document incorporated by reference reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We were incorporated, in Delaware, as Pensare Acquisition Corp, a special purpose acquisition company (“SPAC”) on April 7, 2016 for the purpose of entering into one or more mergers, share exchanges, asset acquisitions, stock purchases, recapitalizations, reorganizations or other similar business combinations with one or more target businesses.

On April 7, 2020, we consummated a business combination transaction (the “Computex Business Combination”) in which we acquired Stratos Management Systems, Inc. (“Computex”), a private operating company that does business as Computex Technology Solutions. The Computex Business Combination was consummated pursuant to the terms of an amended agreement originally entered into on July 25, 2019. In connection with the closing of the Computex Business Combination, the Company changed its name to American Virtual Cloud Technologies, Inc.

On December 1, 2020, we acquired the Kandy Communications business (hereafter referred to as “Kandy” or “Kandy Communications”) from Ribbon Communications, Inc. and certain of its affiliates (“Ribbon”), by acquiring certain assets, assuming certain liabilities and acquiring all of the outstanding membership interests of Kandy Communications LLC.

Recent Developments

On January 26, 2022, we and certain of our subsidiaries (the “Companies”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Calian Corp. (“Calian”), pursuant to which the Companies agreed to sell substantially all of the assets that constitute the Computex business, to Calian, in consideration for a purchase price of $30 million in cash, subject to certain adjustments, and the assumption by Calian of certain liabilities relating to the assets to be purchased (the “Asset Sale”).

On February 28, 2022, the Company entered into a securities purchase agreement (“February Purchase Agreement”) with the buyer identified on the signature page thereto (the “Buyer”), for the purchase and sale of (i) an aggregate of up to 21,500 shares (the “Preferred Shares”) of the Company’s newly-designated Series B convertible preferred stock (the “Series B Preferred”) with a stated value of $1,000 per share, initially convertible into up to 21,500,000 shares of the Company’s Common Stock, par value $0.0001 per share at a conversion price of $1.00 per share, and (ii) warrants to purchase up to that number of shares of Common Stock equal to the number of shares of Common Stock into which the shares of Series B Preferred actually sold pursuant to the February Purchase Agreement are initially convertible (the “February Warrants”).

Pursuant to the February Purchase Agreement, an aggregate of 16,125 shares of Series B Preferred, initially convertible into 16,125,000 shares of Common Stock, together with the February Warrants, initially exercisable for 16,125,000 shares of Common Stock, were issued and sold at an initial closing (the “Initial Closing”), and the remaining 5,375 Preferred Shares may be issued and sold in one or more subsequent closings (each, an “Additional Closing”), in each case subject to certain closing conditions. The Company can require the Buyer to purchase the remaining 5,375 Preferred Shares at an Additional Closing if the Company’s stockholders approve the issuance of all securities issuable pursuant to the February Purchase Agreement in compliance with the rules and regulations of the Nasdaq Capital Market within a specified period of time after the Initial Closing, subject to certain other closing conditions (including certain equity conditions), and the Buyer can require the Company to sell the remaining 5,375 Preferred Shares at one or more Additional Closings, subject to certain conditions. The aggregate purchase price for the Preferred Share and the February Warrants sold in the Initial Closing was $15,000,000. The purchase price for any Preferred Shares sold at an Additional Closing would be approximately $930 per share.

As a result of the issuance of the Preferred Shares and the February Warrants, the exercise price of the Series A Warrant, Series B Warrant and Series D Warrant previously issued by the Company to an affiliate of the Buyer was automatically adjusted to $1.00 (with a proportional increase to the number of shares of Common Stock issuable upon exercise of such warrants). Pursuant to the February Purchase Agreement, such affiliate of the Buyer agreed to a limited waiver solely with respect to the transactions contemplated by the February Purchase Agreement, such that the exercise price of such existing warrants will not be reduced below $1.00 solely as a result of the transactions contemplated by the February Purchase Agreement.

The terms of the Series B Preferred are set forth in the form of Certificate of Designations of the Series B Preferred (the “Certificate of Designations”). The Series B Preferred is convertible into Common Stock at the election of the holder at any time at an initial conversion price of $1.00 (the “Series B Conversion Price”). The Series B Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Series B Conversion Price (subject to certain exceptions). The Company is required to convert, subject to equity conditions, or at the Company’s option, redeem (in whole or in part) the Preferred Shares in 12 equal monthly installments, commencing on April 1, 2022. No dividends are payable on the Series B Preferred, except that holders of Preferred Shares would be entitled to receive any dividends paid on account of the Common Stock, on an as-converted basis, and if a “Triggering Event” (as defined in the Certificate of Designations) occurs and is continuing, dividends will accrue on each Preferred Share at a rate of 15% per annum. The holders of Preferred Shares have no voting rights on account of the Series B Preferred, other than with respect to certain matters affecting the rights of the Series B Preferred.

The February Warrants have an exercise price of $1.00 per share, subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable exercise price (subject to certain exceptions). If additional Preferred Shares are sold at one or more Additional Closings, the February Warrants will automatically adjust such that they are exercisable for, in the aggregate, the total number of shares of Common Stock into which all Preferred Shares sold pursuant to the February Purchase Agreement are convertible. The February Warrants are exercisable commencing on the date of issuance, and will expire five years from the date of receipt of the stockholder approval.

At the special meeting of stockholders of the Company held on March 14, 2022 (the “Special Meeting”), the Company’s stockholders approved proposals to (1) authorize and approve the Asset Purchase Agreement, the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement, (2) approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of Common Stock upon exercise of the warrants issued by the Company pursuant to the terms of a Securities Purchase Agreement, dated as of November 2, 2021, as amended by that certain Amendment and Waiver dated as of December 2, 2021, in an amount equal to 20% or more of the Common Stock outstanding and (3) approve, for purposes of complying with the Nasdaq Listing Rules, the issuance of shares of Common Stock upon exercise of warrants without giving effect to any cap on the number of shares issuable upon exercise thereof, issued by the Company pursuant to the terms of a Subscription Agreement, dated as of December 2, 2021.

On March 15, 2022, the Company completed the Asset Sale and sold the Purchased Assets to Calian pursuant to the terms of the Asset Purchase Agreement, dated January 26, 2022, among the Companies and Calian. As consideration for the Asset Purchased Assets, Calian paid a purchase price of approximately $34 million, after giving effect to an adjustment for estimated net working capital of the Computex as of the closing, which is subject to further adjustment in the future based on actual net working capital, indebtedness and certain other matters as of the closing. Under the terms of the Asset Purchase Agreement, the Company retained certain specified assets, including cash. The Company retained the assets comprising its Kandy Business, which it intends to continue to operate, as described in the Company’s definitive proxy statement filed on February 14, 2022.

On April 19, 2022, the Company consummated the closing (the “April Closing”) of the transactions contemplated by the Purchase Agreement. At the April Closing, the Company issued and sold to the Note an institutional investor (the “Noteholder”) for a purchase price of $10,000,000. No interest will accrue under the Note unless an Event of Default (as defined in the Note) has occurred and is continuing, at which time interest would accrue at the rate of 15% per annum, compounding monthly. The Note is convertible into Common Stock of the Company at the election of the holder at any time at the Conversion Price, initially at $0.99 per share. The Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable Conversion Price (subject to certain exceptions). The Company will be required to redeem $800,000 of the outstanding amounts under the Note on a monthly basis, commencing on August 1, 2022, until the maturity date of October 1, 2023, on which date all amounts that remain outstanding will be due and payable in full. Subject to certain conditions, including certain equity conditions, the Company may pay the amount due on each monthly redemption date, and the final amount due at maturity, either in cash, shares of Common Stock or a combination. The number of shares used to pay any portion of the Note in such event would be calculated as 88% of the lowest daily volume weighted average price of the Common Stock during the eight trading days immediately prior to the payment date. The Note may not be prepaid by the Company, other than as specifically permitted by the Note.

The Note ranks senior to all outstanding and future indebtedness of the Company and its Subsidiaries (as defined in the Purchase Agreement), and is secured by a first priority perfected security interest in all of the existing and future assets of the Company and each Grantor (as defined in the Security Agreement defined below), including a pledge of all of the capital stock of each of the Grantors (other than the Excluded Collateral, as defined in the Security Agreement), as evidenced by (i) a security and pledge agreement entered into at the April Closing (the “Security Agreement”), (ii) account control agreements entered into at the April Closing with respect to certain accounts described in the Note and the Security Agreement, and (iii) a guaranty executed by certain subsidiaries of the Company pursuant to which each of them has agreed to guaranty the obligations of the Company under the Note and the other Transaction Documents (as defined in the Purchase Agreement).

Also at the April Closing, the Company entered into the Registration Rights Agreement with the Noteholder. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to prepare and file with the SEC within 30 days following the April Closing a registration statement covering the resale of the shares of Common Stock issuable upon exercise of the Note (the “Registrable Securities”), and to use reasonable best efforts to cause such registration statement to be declared effective under the Securities Act, as soon as practicable. If the registration statement is not filed within 30 days after the April Closing or is not declared effective by the applicable deadline set forth in the Registration Rights Agreement, or under certain other circumstances described in the Registration Rights Agreement, then the Company will be obligated to pay to the Noteholder an amount in cash equal to 1% of the original principal amount of the Note until the applicable event giving rise to such payments is cured, subject to a cap of 10% of the original principal amount of the Note. The Registration Rights Agreement also provides that the Company is obligated to file additional registration statements under certain circumstances, and provides the Noteholder with customary “piggyback” registration rights.

Pursuant to the Purchase Agreement, the Company agreed to seek the approval of its stockholders for the issuance of all shares of Common Stock issuable upon conversion of the Note, in compliance with the rules of the Nasdaq Capital Market (the “Stockholder Approval”). In connection with such agreement, the Company entered into voting agreements (the “April Voting Agreements”) with each of Navigation Capital Partners SOF I, LLC (and an affiliated entity), Pensare Sponsor Group, LLC and Ribbon Communications Inc., each of which is a significant stockholder of the Company (each, a “Significant Stockholder”). Pursuant to the April Voting Agreements, each Significant Stockholder has agreed, with respect to all of the voting securities of the Company that such Significant Stockholder beneficially owns as of the date thereof or thereafter, to vote in favor of the Stockholder Approval.

Principal Offices

Our principal executive offices are located at 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, and the telephone number is (404) 239-2863. Information about us is available on our website https://www.avctechnologies.com/. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus and is not incorporated in any manner into this prospectus.

The Offering

The selling stockholders named in this prospectus may offer and sell up to an aggregate of 120,000,000 shares of Common Stock, representing 100% of the maximum number of shares of Common Stock issued or issuable pursuant to the Note (assuming the full amount of the Note is converted into shares of Common Stock at the Floor Price of $0.10 set forth in the Note and that no interest accrues under the Note, and without taking into account any limitations on the conversion of the Note set forth in the Note).

Our shares of Common Stock are currently listed on Nasdaq under the symbol “AVCT.” We will not receive any of the proceeds of sales by the selling stockholders of any of the shares covered by this prospectus.

When we refer to the “selling stockholders” in this prospectus, we are referring to the holders of the foregoing securities, and their transferees, pledgees or donees, or their respective successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

THE OFFERING

Common stock offered by the selling stockholders herein:	120,000,000 shares of Common Stock

Common stock outstanding:	94,160,909 shares of Common Stock

Use of Proceeds:	We will not receive any proceeds from the sale of the Common Stock by the selling stockholders.

The Offering Price:	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

The Nasdaq Capital Market Symbol:	AVCT

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our Common Stock.

Unless we indicate otherwise, all information in this prospectus is based on 94,160,909 shares of Common Stock outstanding as of May 9, 2022, and excludes, as of that date:

●	Approximately 5,510,675 shares of our Common Stock issuable upon the exercise of outstanding penny warrants;

●	Approximately 26,712,500 shares of our Common Stock issuable upon the exercise of outstanding warrants with an exercise price of $11.50 per share;

●	1,485,000 shares of our Common Stock issuable upon the exercise of unit purchase options with an exercise price of $10.00 per share;

●	10,000,001 shares of our Common Stock underlying Series A Warrant with an exercise price of $1.00 per share;

●	4,966,060 shares of our Common Stock underlying warrants issued on December 2, 2021 to certain funds affiliated with Monroe Capital with an exercise price of $0.0001 per share;

●	31,250,000 shares of our Common Stock underlying the Series D Warrant with an exercise price of $1.00 per share;

●	Approximately 3,876,674 shares of our Common Stock issuable upon the vesting of restricted stock units;

●	Approximately 13,437,500 shares of our Common Stock issuable upon conversion or redemption of the outstanding Series B Preferred shares;

●	16,125,000 shares of our Common Stock issuable upon exercise of the February Warrants with an exercise price of $1.00 per share; and

●	The shares of our Common Stock issuable upon conversion or redemption of the Note.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement before investing in any of our securities. Our financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The risks and uncertainties described in the documents incorporated by reference herein are not the only risks and uncertainties that you may face.

For more information about our SEC filings, please see “Where You Can Find More Information" and "Incorporation of Certain Information by Reference.”

Risks Related to the Offering

Sales of substantial amounts of our Common Stock by the Selling Stockholders, or the perception that these sales could occur, could adversely affect the price of our Common Stock.

The sale by the selling stockholders of a significant number of shares of Common Stock could have a material adverse effect on the market price of our Common Stock. In addition, the perception in the public markets that the selling stockholders may sell all or a portion of their shares as a result of the registration of such shares for resale pursuant to this prospectus could also in and of itself have a material adverse effect on the market price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares of Common Stock for sale will have on the market price of our Common Stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Common Stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer Common Stock at the prevailing market prices or a privately negotiated price as it may determine from time to time.

The offering price of our Common Stock to be sold by the selling stockholder does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the offering price as prices for Common Stock in any public market will be determined in the marketplace and may be influenced by many factors, including the liquidity of our Common Stock.

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Note. For additional information regarding the issuance of the Note, see “Recent Developments” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Note, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of Common Stock held by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by the selling stockholders, based on their respective ownership of shares of Common Stock and notes, as of May 11, 2022, assuming conversion of the Note held by each such selling stockholder on that date but taking account of any limitations on conversion set forth therein.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on conversion of the notes set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the Note, this prospectus generally covers the resale of 100% of the maximum number of shares of Common Stock issued or issuable pursuant to the Note, determined as if the outstanding Note were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at $0.10, the floor price of the Note, as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Note may be adjusted, and interest may accrue on the Note if an Event of Default (as defined in the Note) occurs, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Note, a selling stockholder may not convert the notes to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our Common Stock which would exceed 9.99% of the outstanding shares of the Company (the “Maximum Percentage”). The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Shares Beneficially Owned Prior to the Offering(1)			Maximum Number of Shares Being Offered Pursuant to this Prospectus		Shares Beneficially Owned After Offering(5)
	Number		Percent			Number	Percent
HB Sub Fund II LLC(2)	9,406,675	(3)	9.99%	120,000,000	(4)	0	0%

(1)	Applicable percentage ownership is based on 94,160,909 shares of our Common Stock outstanding as of May 9, 2022 and based on 214,160,909 shares of our Common Stock outstanding after the offering.

(2)	Hudson Bay Capital Management LP, the investment manager of each of HB Sub Fund II LLC, HB Fund LLC and Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of HB Sub Fund II LLC, HB Fund LLC and Hudson Bay Master Fund Ltd., and Sander Gerber disclaims beneficial ownership over these securities (other than such securities attributable to such entities as described in Footnote 3 below). The address of the selling stockholder is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, Greenwich, CT 06830.

(3)	This column lists the number of shares of Common Stock beneficially owned by entities under common control with the selling stockholder, as of May 11, 2022 after giving effect to the Maximum Percentage (as defined in the paragraph above). Without regard to the Maximum Percentage, as of May 11, 2022, the selling stockholder (together with Hudson Bay Master Fund Ltd. and HB Fund LLC, which are under common control with the selling stockholder) would beneficially own an aggregate number of 183,182,480 shares of our Common Stock consisting of (i) 120,000,000 shares of Common Stock underlying the Note held by the selling stockholder, converted at the Floor Price of $0.10 per share, all of which are being registered under this prospectus; (ii) 10,000,001 shares of Common Stock underlying Series A Warrant held by Hudson Bay Master Fund Ltd., currently exercisable, at a price of $1.00 per share, none of which shares are being registered under this prospectus; (iii) 31,250,000 shares of Common Stock underlying Series D Warrant held by Hudson Bay Master Fund Ltd., currently exercisable, at a price of $1.00 per share, none of which shares are being registered under this prospectus; (iv) 16,125,000 shares of Common Stock underlying the February Warrants held by HB Fund LLC, currently exercisable, at a price of $1.00 per share, none of which shares are being registered for resale under this prospectus; (v) 13,437,500 shares of Common Stock underlying the outstanding Series B Convertible Preferred, with a stated value of $1,000 per share, held by HB Fund LLC, convertible at a price of $1.00 per share, none of which shares are being registered for resale under this prospectus;(iv) 5,375,000 shares of Common Stock underlying the 5,375 shares of additional Series B Convertible Preferred (none of which are outstanding as of the date hereof), with a stated value of $1,000 per share, convertible at a price of $1.00 per share, that HB Fund LLC has a right to acquire at an additional closing under the February Purchase Agreement (as defined above), subject to the waiver of certain conditions to closing, none of which shares are being registered for resale under this prospectus; and (v) 419,041 shares of Common Stock held by HB Fund LLC that were previously acquired, none of which shares are being registered for resale under this prospectus.

(4)	For the purposes of the calculations of Common Stock to be sold pursuant to the prospectus we are assuming an event of default has not occurred, and that the Note is converted in full at the Floor Price of $0.10 per share without regard to any limitations set forth therein.

(5)	Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Common Stock underlying the Note registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of Common Stock are acquired or sold by the selling stockholder prior to completion of this offering. However, the selling stockholder is not obligated to sell all or any portion of the shares of our Common Stock offered pursuant to this prospectus.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon conversion of the Note to permit the resale of these shares of Common Stock by the holders of the Note from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the registration rights agreement, estimated to be $4,338.36 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 505,000,000, of which 500,000,000 shares shall be Common Stock of the par value of $0.0001 per share and 5,000,000 shares shall be Preferred Stock of the par value of $0.0001 per share.

Common Stock

Holders of Common Stock are entitled to one vote per share. AVCT’s certificate of incorporation, as amended and restated, does not provide for cumulative voting. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all of AVCT’s assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Transfer Agent and Registrar for Common Stock

The current transfer agent and registrar for AVCT is Continental Stock Transfer & Trust Company, located at 1 State Street, 30th Floor, New York, NY 10004.

Listing

AVCT Common Stock is listed on Nasdaq under the symbol “AVCT”.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Our certificate of incorporation and bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our certificate of incorporation and bylaws. Our certificate of incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty. Pursuant to indemnification agreements we entered into with each of our directors, we are further required to indemnify our directors to the fullest extent permitted under Delaware law and our bylaws; provided that each such director shall enjoy the greater of (i) the advancement and indemnification rights permitted under our certificate of incorporation and bylaws for directors and officers as of the date of such indemnification agreement or (ii) the benefits so afforded by amendments thereto.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the securities offered by this prospectus were passed upon for us by Greenberg Traurig, LLP.

EXPERTS

The consolidated financial statements of AVCT as of December 31, 2021, and for each of the periods in the two-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of UHY LLP (“UHY”), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.  We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing.

1.	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 15, 2022;

2.	our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 16, 2022;

3.	our Current Reports on Form 8-K filed with the SEC on January 10, 2022; February 1, 2022; February 25, 2022; February 28, 2022; March 2, 2022, March 16, 2022; April 15, 2022; and April 25, 2022.

4.	the description of our Common Stock set forth in the registration statement on Form 8-A registering our Common Stock under Section 12 of the Exchange Act, which was filed with the SEC on July 26, 2017, including any amendments or reports filed for purposes of updating such description.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting our Controller, at American Virtual Cloud Technologies, Inc., 1720 Peachtree Street, Suite 629, Atlanta, GA 30309, or by telephone at (404) 239-2863. Information about us is also available at our website at www.avctechnologies.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

American Virtual Cloud Technologies, Inc.

120,000,000 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The Company is paying all expenses of the offering.  No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its Common Stock, including any brokerage commissions or costs of sale.  Following is an itemized statement of all expenses in connection with this registration statement.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC registration fee		$4,338.36
Printing		*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous		*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses of any offering of securities.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or Delaware law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Our certificate of incorporation and bylaws require us to indemnify our directors to the fullest extent permitted under Delaware law or any other applicable law in effect, but if such statute or law is amended, we may change the standard of indemnification only to the extent that such amended statute or law permits us to provide broader indemnification rights to our directors. We must indemnify such officers and employees in the same manner and to the same extent that we are required to indemnify our directors under our certificate of incorporation and bylaws. Our certificate of incorporation limits the personal liability of a director to us or our stockholders to damages for breach of the director’s fiduciary duty. Pursuant to indemnification agreements we entered into with each of our directors, we are further required to indemnify our directors to the fullest extent permitted under Delaware law and our bylaws; provided that each such director shall enjoy the greater of (i) the advancement and indemnification rights permitted under our certificate of incorporation and bylaws for directors and officers as of the date of such indemnification agreement or (ii) the benefits so afforded by amendments thereto.

Item 16. Exhibits.

Exhibit Number	Description of Document
3.1(1)	Amended and Restated Certificate of Incorporation.
3.2(2)	Amended and Restated Bylaws.
3.3(3)	Second Amended and Restated Certificate of Incorporation.
4.1(4)	Series A Warrant, dated November 5, 2021
4.2(4)	Series B Warrant, dated November 5, 2021
4.3(5)	Series C Warrant, dated December 2, 2021
4.4(6)	Series D Warrant, dated December 15, 2021
4.5(7)	Specimen Common Stock Certificate
4.6(5)	Form of Monroe Warrant
4.7(12)	Certificate of Designation of Series B Convertible Preferred Stock
4.8(12)	Warrant Issued March 1, 2022
4.9(12)	Certificate of Elimination of Series A Convertible Preferred Stock
4.10(10)	Senior Secured Convertible Note, dated April 19, 2022
5.1	Opinion of Greenberg Traurig, LLP*
10.1(8)	Asset Purchase Agreement, dated January 26, 2022
10.2(11)	Securities Purchase Agreement, dated as of February 28, 2022
10.3(13)	Restrictive Covenant Agreement, dated March 15, 2022
10.4(9)	Securities Purchase Agreement, dated as of April 14, 2022
10.5(10)	Security and Pledge Agreement, dated as of April 19, 2022
10.6(10)	Guaranty, dated as of April 19, 2022
10.7(10)	Registration Rights Agreement, dated as of April 19, 2022
10.8(9)	Form of Voting Agreement
23.1	Consent of UHY, LLP *
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included in Part II of this Registration Statement)
107	Filing Fee Table *

*	Filed herewith

(1)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on April 30, 2019.

(2)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on August 2, 2017.

(3)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on April 7, 2020.

(4)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on November 8, 2021.

(5)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on December 3, 2021.

(6)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on December 16, 2021.

(7)	Incorporated by reference to an exhibit to the Company’s Form S-1 filed with the SEC on April 29, 2020.

(8)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on February 1, 2022.

(9)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on April 15, 2022.

(10)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on April 25, 2022.

(11)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on February 28, 2022.

(12)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on March 2, 2022.

(13)	Incorporated by reference to an exhibit to the Company’s current report on Form 8-K filed with the SEC on March 16, 2022.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 19th day of May, 2022.

American Virtual Cloud Technologies, Inc.

/s/ Darrell Mays
Name:	Darrell Mays
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Darrell Mays and Thomas H. King and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Tessler	Chairman of the Board	May 19, 2022
Michael Tessler

/s/ Lawrence E. Mock, Jr.	Director	May 19, 2022
Lawrence E. Mock, Jr.

/s/ Robert Willis	Vice Chairman	May 19, 2022
Robert Willis

/s/ Darrell Mays	Chief Executive Officer and Director	May 19, 2022
Darrell Mays

/s/ Thomas H. King	Chief Financial Officer	May 19, 2022
Thomas H. King

/s/ Mark Downs	Director	May 19, 2022
Mark Downs

/s/ U. Bertram Ellis, Jr.	Director	May 19, 2022
U. Bertram Ellis, Jr.

/s/ Carolyn Byrd	Director	May 19, 2022
Carolyn Byrd

/s/ Karl Krapek	Director	May 19, 2022
Karl Krapek

/s/ Dr. Klaas Baks	Director	May 19, 2022
Dr. Klaas Baks

/s/ Kent Mathy	Director	May 19, 2022
Kent Mathy
/s/ Dennis Lockhart	Director	May 19, 2022
Dennis Lockhart